Exhibit 4.8

NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND THIS WARRANT AND ANY SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. CSW-XX	Number of Shares:
(subject to adjustment)
Date of Issuance: March , 2014

ARCADIA BIOSCIENCES INC.

COMMON STOCK PURCHASE WARRANT

Arcadia Biosciences Inc., an Arizona corporation (the “Company”), for value received, hereby certifies that                                                                     , or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after March     , 2014, and on or before the later of (i) 5:00 p.m. (Eastern time) on the fifth (5th) anniversary of the date hereof, or (ii) the second (2nd) anniversary of the consummation of an initial public offering of equity securities by the Company (an “IPO”) (the “Exercise Period”), up to                              shares of Common Stock, no par value, of the Company (“Common Stock”), at a purchase price of US$4.5410 per share; provided, however, that upon the consummation of a transaction that qualifies as a “Merger Transaction” as defined in the Company’s Amended and Restated Articles of Incorporation, this Warrant must be exercised at or prior to the closing of such Merger Transaction in accordance with Section 1 below, or the Exercise Period will terminate and this Warrant will automatically expire immediately after such closing, subject to the possible extensions of the Exercise Period provided by Section 6 below.  The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.  This Warrant is one of a series of Warrants issued by the Company of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the “Company Warrants”).

1.                                      Exercise.

(a)                                 Exercise Procedure.  The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part, by surrendering this Warrant at the principal office of the Company, or at such other office or agency as the Company may designate, with the purchase form appended hereto as Exhibit I (the “Purchase Form”) duly executed by or on behalf of the Registered Holder, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise (a “Cash Exercise”).  In lieu of a Cash Exercise of this Warrant, the Registered Holder may elect to receive upon exercise of this Warrant such number of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Y * (A - B)
X =	A

Where

X =                             The number of Warrant Shares to be issued to the holder of this Warrant.

Y =                             The number of Warrant Shares being surrendered by the Registered Holder in a Cashless Exercise under this Warrant.

A =                             The Fair Market Value (as determined in Section 2(c) below) of one (1) Warrant Share.

B =                             The Purchase Price (as adjusted to the date of such calculations).

A facsimile signature of the Registered Holder on the Purchase Form shall be sufficient for purposes of exercising this Warrant.

(b)                                 Exercise Date.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant, the completed and executed Purchase Form, and the Purchase Price (either in cash in a Cash Exercise or in the relinquishment of the right to acquire the appropriate number of shares of Common Stock in a Cashless Exercise) shall have been surrendered to the Company as provided in Subsection 1(a) above (the “Exercise Date”).  At such time, the Person or Persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)                                  Issuance of Certificates.  As soon as practicable after the exercise of this Warrant in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i)                         a certificate for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)                                        in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

2.                                      Adjustments.

(a)                                 Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (the “Original Issue Date”) effect a subdivision of the outstanding shares of Common Stock (whether by stock split, stock dividend or other means), the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased.  If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.  Any adjustment under this Subsection 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Adjustment for Reorganization.  In case at any time or from time to time prior to the exercise of this Warrant, the Company (i) effects a capital reorganization, reclassification, or recapitalization, (ii) consolidates with or merges with or into any other person or entity, or (iii) transfers all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the Registered Holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, will receive, in lieu of the Warrant Shares issuable upon such exercise before such consummation or effective date, the other securities, cash, and/or property to which such Registered Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein.

(c)                                  Fair Market Value.  The Fair Market Value per share of Common Stock shall be determined as follows:

(i)                                           If traded on a securities exchange, the Nasdaq Capital Market or the Nasdaq Global Market, the Fair Market Value shall be deemed to be the average of the closing prices of the capital stock of the Company of the Company on such exchange or market over the five (5) business days ending immediately prior to the Exercise Date;

(ii)                                        If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending immediately prior to the Exercise Date; and

(iii)                                     If there is no active public market, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company upon a review of all relevant factors; and

(iv)                                    Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the Fair Market Value per share shall be the per share offering price to the public of the Company’s initial public offering.

(d)                                 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.                                      No Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares of Common Stock, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to Section 2(c) above.

4.                                      Transfers, etc.

(a)                                 Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer shall be exempt from the registration requirements of the Securities Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4.

(b)                                 Any certificate that may be issued representing Warrant Shares shall bear a legend substantially in the following form, in addition to any other legends:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to counsel for this corporation, is available.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, following any sale of such Warrant Shares pursuant to Rule 144 under the Securities Act (and after the holder thereof has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144 accompanied by an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such removal is appropriate under the Securities Act) or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of a registration statement of the Company on such form as may then be in effect.

(c)                                  The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d)                                 Subject to the provisions of this Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

5.                                      No Impairment.  The Company will not, by amendment of its Amended and Restated Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

6.                                      Notices of Certain Events.  In the event the Company shall propose to:

(a)                                 take a record of the holders of its shares of Common Stock (or other securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any other securities, or to receive any other right; or

(b)                                 request to the relevant stock exchange or securities regulatory agency that the Company’s IPO be declared effective; or

(c)                                  enter into any Merger Transaction; or

(d)                                 undertake voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such above case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the anticipated date on which the record date is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the anticipated date on which the Company expects its IPO to become effective, or (iii) the anticipated date on which such “Deemed Liquidation Event” (as defined in the Amended and Restated Articles of the Company), dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock (or such other securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least ten (10) days prior to the anticipated record or effective date for the event specified in such notice.

Failure to timely provide the notice required by this Section 6 shall entitle the Registered Holder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by the Registered Holder.  For avoidance of doubt, failure to so provide such notice in connection with a Deemed Liquidation Event shall result in the Exercise Period being extended beyond the consummation of the Deemed Liquidation Event until such notice shall have been delivered and the notice period shall have lapsed.  The notice period shall begin on the date the Registered Holder actually receives a written notice containing all the information specified above.

7.                                      Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.                                      Exchange or Replacement of Warrants.

(a)                                 Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Shares (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b)                                 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant of like tenor.

9.                                      Notices.  All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder.  All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight delivery service guaranteeing next business day delivery, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.  All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

10.                               No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11.                               Amendment or Waiver.  Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least a majority of the number of shares of Common Stock then subject to outstanding Company Warrants; provided, however, that if any such amendment or waiver would, by its terms, treat in a discriminatory manner a single holder (or group of holders), such amendment or waiver shall also require the written consent of the holder (or a majority in interest of the group of such holders) so adversely affected.

12.                               Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

13.                               Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the State of Arizona (without reference to the conflicts of law provisions thereof).

14.                               Facsimile Signatures.  This Warrant may be executed by facsimile signature.

[Signature Page to Follow]

EXECUTED as of the Date of Issuance indicated above.

Arcadia Biosciences Inc.

By:
Name: Eric J. Rey
Title: President & Chief Executive Officer

Address:

202 Cousteau Place, Suite 200
Davis, CA 95618
Facsimile: (801) 340 - 6500

EXHIBIT I

PURCHASE FORM

To: Arcadia Biosciences, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.     ), hereby irrevocably elects to purchase                shares of Common Stock of Arcadia Biosciences Inc., an Arizona corporation, covered by such Warrant.

The undersigned intends that payment of the Purchase Price shall be made as:

a Cash Exercise with respect to                              Warrant Shares;

and/or

a Cashless Exercise with respect to                            Warrant Shares.

The undersigned hereby represents and warrants as follows:

(a)  the undersigned is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and

(b)  the undersigned is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purposes of acquiring the Warrant or such shares of Common Stock.  The undersigned’s financial condition is such that it is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment.  The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of investment in the Company.

The undersigned herewith makes payment of the full Purchase Price for such shares of Common Stock at the price per share provided for in such Warrant.

Signature:
Name:
Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                              hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.       ) with respect to the number of shares of Common Stock of Arcadia Biosciences Inc., an Arizona corporation, covered thereby set forth below, to:

Name of Assignee	Address	No. of Shares

The undersigned hereby agrees that it will not sell, assign or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated:

Signature:

By: